Exhibit 10(q)(2)

AMENDMENT NUMBER 2 TO

MARKETING AGREEMENT

THIS AMENDMENT NUMBER 2 TO THE MARKETING AGREEMENT, effective as indicated herein, by and between OM Financial Life Insurance Company, (formerly known as Americom Life & Annuity Insurance Company) (“OMFLIC”), a Maryland corporation, and Legacy Marketing Group (“LMG”), a California corporation.

WHEREAS, OMFLIC and LMG entered into a Marketing Agreement (“Agreement”), wherein LMG agreed to provide specified services relating to the marketing of certain insurance policies issued by OMFLIC;

WHEREAS, OMFLIC and LMG desire to amend to the Agreement.

NOW THEREFORE, in consideration of the foregoing recitals and mutual promises hereinafter contained and other good and valuable consideration, LMG and OMFLIC mutually agree to the following:

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“OMFLIC agrees that LMG receives asset-based trail commissions on the policies marketed by LMG, pursuant to either its marketing and administrative agreements between the parties. Effective November 15, 2007, LMG hereby assigns, with OMFLIC’s consent, all OMFLIC asset-based trail commissions to Legacy TM, LP.  LMG agrees that OMFLIC’s payment of such asset-based trail commissions to Legacy TM, LP satisfies OMFLIC’s obligations to LMG with respect to such asset-based trail commissions.  OMFLIC shall pay such asset-based trail commissions to Legacy TM, LP as long as each such policy generating such asset-based trail commissions remains in force.”

All other provisions in the Agreement not specifically amended above remain in effect and unchanged.

IN WITNESS WHEREOF, the parties have executed this Amendment.

Legacy Marketing Group

OM Financial Life Insurance Company

By : /s/ R. Preston Pitts

By: /s/ Bruce Parker

Printed Name: R. Preston Pitts

Printed Name: Bruce Parker

Title: President

Title: Chief Executive Officer

Date: January 17, 2008

Date: January 17, 2008

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